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                                SYSCO CORPORATION


                                       AND


                            FIRST UNION NATIONAL BANK
             (Formerly First Union National Bank of North Carolina)

                                     Trustee

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                          FIFTH SUPPLEMENTAL INDENTURE

                            Dated as of July 27, 1998


                             ----------------------


                           Supplementing the Indenture
                            dated as of June 15, 1995



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         FIFTH SUPPLEMENTAL INDENTURE, dated as of the 27th day of July, 1998, between SYSCO CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and FIRST UNION NATIONAL BANK (formerly First Union National Bank of North Carolina), a national banking association, as trustee (the "Trustee");

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of June 15, 1995 (the "Original Indenture") providing for the issuance by the Company from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (in the Original Indenture and herein called the "Securities"); and

         WHEREAS, the Company has heretofore executed and delivered to the Trustee (i) a First Supplemental Indenture dated as of June 27, 1995 providing for the issuance by the Company of $150,000,000 aggregate principal amount of 6 1/2% Senior Notes due June 15, 2005 and (ii) a Second Supplemental Indenture dated as of May 1, 1996 providing for the issuance by the Company of $200,000,000 aggregate principal amount of 7% Senior Notes due May 1, 2006,
(iii) a Third Supplemental Indenture dated as of April 25, 1997 providing for the issuance by the Company of $50,000,000 aggregate principal amount of 7.16% Debentures due April 15, 2027, and (iv) a Fourth Supplemental Indenture dated as of April 25, 1997 providing for the issuance by the Company of $100,000,000 aggregate principal amount of 7.25% Senior Notes due April 15, 2007; and

         WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 2.3 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Fifth Supplemental Indenture to the Original Indenture as permitted by Sections 2.1, 2.3 and 8.1 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of Securities under the Original Indenture in the aggregate principal amount of $225,000,000; and

         WHEREAS, all things necessary to make the Securities provided for herein, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Fifth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

         NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Fifth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:


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                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


         1.1 Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless that term is otherwise defined herein.

         1.2 Section References. Each reference to a particular section set forth in this Fifth Supplemental Indenture shall, unless the context otherwise requires, refer to this Fifth Supplemental Indenture.

                                   ARTICLE II

                          TITLE AND TERMS OF SECURITIES

         2.1 Title of the Securities. This Fifth Supplemental Indenture hereby establishes a series of Securities designated as the "6.5% Debentures due August 1, 2028" of the Company (collectively referred to herein as the "Debentures"). For purposes of the Original Indenture, the Debentures shall constitute a single series of Securities.

           2.2 Term of the Debentures. The Debentures shall mature on August 1, 2028 (the "Stated Maturity"). In the event that the Stated Maturity of any Debenture is not a Business Day, principal and interest payable at maturity shall be paid on the next succeeding Business Day with the same effect as if that Business Day were the Stated Maturity and no interest shall accrue or be payable for the period from and after the Stated Maturity to the next succeeding Business Day.

             2.3 Amount and Denominations; Currency of Payment. The aggregate principal amount in which the Debentures may be issued under this Fifth Supplemental Indenture is limited to $225,000,000.

            The Debentures shall be issued in the form of one or more Registered Global Securities in the name of Cede & Co., as registered owner and nominee for The Depositary Trust Company, New York, New York ("DTC"). DTC shall initially act as Depository for the Debentures.

          The Debentures shall be denominated in United States dollars in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

           2.4 Interest and Interest Rates. Each Debenture shall bear interest at the rate of 6.5% per annum from the date of issue or from the most recent Interest Payment Date (as defined below) to which interest on such Debenture has been paid or duly provided for, commencing with the Interest Payment Date next succeeding the date of issue, until the principal thereof is paid or made available for payment. Interest shall be payable to the Person in whose name a Debenture is

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registered at the close of business on the Regular Record Date (as defined below) next preceding an Interest Payment Date. Notwithstanding the foregoing, if a Debenture is originally issued after the Regular Record Date and before the corresponding Interest Payment Date, the first payment of interest on the Debenture shall be made on the next succeeding Interest Payment Date to the Person in whose name that Debenture was registered on the Regular Record Date with respect to such next succeeding Interest Payment Date. Interest on each Debenture shall be computed on the basis of a 360-day year comprising twelve 30-day months.

         2.5 Interest Payments

         The interest payment dates for each Debenture shall be February 1 and August 1 in each year (the "Interest Payment Dates"), beginning February 1, 1999 and the regular record dates shall be the January 15 and July 15 (the "Regular Record Dates") preceding those Interest Payment Dates, respectively. Interest shall also be payable at maturity of any Debenture.

         If an Interest Payment Date with respect to the Debentures would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day with respect to the Debentures and no interest shall accrue or be payable on such next succeeding Business Day for the period from and after such original Interest Payment Date to such next succeeding Business Day.

         Except as provided in the preceding paragraph, interest payments shall be in the amount of interest accrued to, but excluding, the Interest Payment Date.

         2.6 Place of Payment, Transfer and Exchange. The Company authorizes and appoints the Trustee as the sole paying agent (the "Paying Agent") with respect to any Debentures represented by Registered Global Securities without prejudice to the Company's authority to appoint additional paying agents from time to time pursuant to Section 3.4 of the Original Indenture. Payments of principal on each Debenture and interest thereon payable at maturity or upon redemption shall be made in immediately available funds, at the request of the Holder, at the office or agency of the Paying Agent in New York, New York or any other duly appointed Paying Agent; provided that the Debenture is presented to the Paying Agent in time for the Paying Agent to make the payments in immediately available funds in accordance with its normal procedures. Notwithstanding the foregoing, so long as the Debentures are represented by a Registered Global Security, interest (other than interest payable at maturity) shall be paid in immediately available funds by wire transfer to the Depositary for such Debentures, on the written order of the Depositary. In addition, the Company may maintain a drop agent, in such location or locations as the Company may select, to provide the Holders with an office at which they may present the Debentures for payment. The Company hereby acknowledges that any drop agent maintained will accept Debentures for presentment, take payment instructions from the Holder and forward the Debentures presented and any related payment instructions to the Paying Agent by overnight courier, for next day delivery. Debentures presented as set forth in the previous sentence shall be deemed to be presented to the Paying Agent on the Business Day next succeeding the day the Debentures are delivered to the drop agent.


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         The Company appoints the Trustee as the sole Security registrar with respect to the Debentures, without prejudice to the Company's authority to appoint additional Security registrars from time to time pursuant to Section 2.8 of the Original Indenture. The Debentures may be presented by the Holders thereof for registration of transfer or exchange at the office or agency of the Security registrar or any successor or co-registrar in New York, New York. In addition, the Company may maintain a drop agent, in such location or locations as the Company may select, to provide the Holders with an office at which they may present the Debentures for registration of transfer or exchange. The Company hereby acknowledges that any drop agent maintained by the Company will accept Debentures for registration of transfer or exchange and forward those Debentures to the Security registrar by overnight courier, for next day delivery. Debentures accepted as set forth in the previous sentence shall be deemed to be presented to the Security registrar on the Business Day next succeeding the day that Debentures are delivered to the drop agent.

         2.7 No Sinking Fund. The Debentures shall not be subject to any sinking fund.

         2.8 Redemption at Option of the Company. The Debentures are redeemable in whole or in part at any time at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Debentures being redeemed, plus accrued but unpaid interest thereon to the date of redemption, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 12.5 basis points, plus accrued but unpaid interest thereon to the date of redemption. If a redemption date does not fall on an Interest Payment Date, then with respect to the interest payment immediately succeeding the redemption date, only the unaccrued portion of such interest payment as of the redemption date shall be included in any present value calculation pursuant to clause (ii).

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date,

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after excluding the highest and lowest of such Reference Treasury Dealer
Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. New York, New York time on the third business day preceding such redemption date.

         "Reference Treasury Dealer" means each of Merrill Lynch, Pierce Fenner & Smith Incorporated, Chase Securities Inc. and Goldman, Sachs & Co., their respective successors and any other primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") selected by the Company pursuant to the terms of the Indenture in addition to, or in substitution for, any of such firms; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed.

         2.9. Form and Other Terms of the Debentures. Attached hereto as Exhibit A is a form of a Debenture denominated in United States dollars, which form is hereby established as a form in which Debentures may be issued. In addition, any Debenture may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture and this Fifth Supplemental Indenture.

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

         The Trustee makes no undertaking or representation in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Fifth Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         Except as expressly amended hereby, the Original Indenture, as heretofore amended and supplemented, shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Fifth Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

         This Fifth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

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         This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.













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                  IN WITNESS WHEREOF, the parties hereto have caused this Fifth
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       SYSCO CORPORATION



                                       By:
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                                           Diane Day Sanders
                                           Vice President and Treasurer





                                       FIRST UNION NATIONAL BANK, as Trustee



                                       By:
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                                           Karen Atkinson
                                           Assistant Vice President




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